EXHIBIT 5.1

January 7, 2019

IMAC Holdings, Inc.

1605 Westgate Circle

Brentwood, Tennessee 37027

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to IMAC Holdings, Inc., a Delaware corporation (the “Company”), in connection with the registration of (i) 750,000 units (the “Units”), which consist of (ii) 750,000 shares (the “Offering Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), and (iii) warrants (the “Offering Warrants”) to purchase up to an aggregate of 750,000 shares of Common Stock, (iv) 750,000 shares of Common Stock issuable upon exercise of the Offering Warrants, (v) a unit purchase option to purchase up to 4% of the Offering Shares and the Offering Warrants sold to investors granted to Dawson James Securities, Inc. , as representative of the several Underwriters (the “Underwriters”), by the Company (the “Unit Purchase Option”), (vi) 34,500 shares of Common Stock (the “Underwriter Shares”) and warrants to purchase up to an aggregate of 34,500 shares of Common Stock (the “Underwriter Warrants”) included in the Unit Purchase Option that may be purchased by the Underwriters upon exercise of the Unit Purchase Option, (vii) 112,500 shares of Common Stock issuable to the Underwriters pursuant to the exercise of the Underwriters’ over-allotment option (the “Over-Allotment Shares” and, together with the Offering Shares and the Underwriter Shares, the “Shares”), (viii) warrants to purchase up to an aggregate of 112,500 shares of Common Stock issuable to the Underwriters pursuant to the exercise of the Underwriters’ over-allotment option (the “Over-Allotment Warrants” and, together with the Underwriter Warrants and the Offering Warrants, the “Warrants”), (ix) 112,500 shares of Common Stock issuable upon exercise of the Over-Allotment Warrants (together with the shares of Common Stock issuable upon exercise of the Offering Warrants described in clause (iii) and the shares of Common Stock issuable upon exercise of the Underwriter Warrants described in clause (vi), the “Warrant Shares”), pursuant to a Registration Statement on Form S-1 under the Securities Act of 1933, as amended (the “Securities Act”), originally filed with the Securities and Exchange Commission (the “Commission”) on September 17, 2018 (Registration No. 333-227385), as amended to date (the “Registration Statement”). The Units, the Shares, the Warrants and the Warrant Shares are referred to herein collectively as the “Securities.”

The opinion expressed herein is limited exclusively to (i) the General Corporation Law of the State of Delaware (the “DGCL”) and (ii) the laws of the State of New York, in each case as in effect on the date hereof, and we have not considered, and express no opinion on, any other laws or the laws of any other jurisdiction.

January 7, 2019

In rendering the opinions expressed herein, we have examined and relied upon the originals, or copies certified to our satisfaction, of (i) the Registration Statement and the prospectus included therein (the “Prospectus”), and all exhibits thereto; (ii) the Company’s Certificate of Incorporation and any amendments to date certified by the Secretary of State of the State of Delaware; (iii) the Company’s By-laws and any amendments to date certified by the Secretary of the Company; (iv) the minutes and records of the corporate proceedings of the Company with respect to the authorization of the issuance of the Securities covered by the Registration Statement and related matters thereto; (v) the form of Warrant, (vii) the form of Underwriting Agreement pursuant to which the Securities are to be sold (the “Underwriting Agreement”), (viii) the form of the Warrant Agency Agreement pursuant to which the offering warrants are to be issued, (ix) the form of Unit Purchase Option, (x) the form of Common Stock certificate, and (xi) such other records, documents and instruments as we have deemed necessary for the expression of the opinions stated herein.

In making the foregoing examinations, we have assumed the genuineness of all signatures (other than those of the Company), the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies thereof and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion, where such facts have not been independently established, we have relied, to the extent we have deemed reasonably appropriate, upon representations or certificates of officers of the Company or governmental officials and representations of the Company in the Agreements.

Based upon and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that the (1) Shares have been duly authorized and will be validly issued, fully paid and non-assessable; (2)(a) when issued by the Company in accordance with and in the manner described in the Prospectus, the Offering Warrants, (b) when issued by the Company in accordance with and in the manner described in the Prospectus and the Underwriting Agreement, the Units and the Unit Purchase Option, (c) when issued by the Company in accordance with the manner described in the Prospectus and the Unit Purchase Option, the Underwriter Warrants, and (d) when issued by the Company in accordance with the Prospectus and the Underwriting Agreement, the Over-Allotment Warrants, will be legally binding obligations of the Company in accordance with their terms, except that with respect to the Warrants and the Unit Purchase Option: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law), (ii) as enforceability of any indemnification or contribution provision may be limited under the Federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; and (3) the Warrant Shares have been duly authorized, and if, as and when issued in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and any abbreviated registration statements relating thereto that may be filed to register additional securities identical to those covered by the Registration Statement (including a registration statement filed pursuant to Rule 462(b) under the Securities Act), and to the reference to our firm under the caption “Legal Matters” in the prospectus constituting part of such Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Olshan Frome Wolosky LLP
OLSHAN FROME WOLOSKY LLP